                                                                     EXHIBIT 8.1

August 6, 1999

                Re:  Agreement and Plan of Merger
                     dated as of July 22, 1999 among
                     Safeway, Inc., SI Merger Sub, Inc.,
                     and Randall's Food Markets, Inc.


Randall's Food Markets, Inc.
3663 Briarpark
Houston, Texas 77042

Ladies and Gentlemen:

           We have acted as special counsel to Randall's Food Markets, Inc., a Texas corporation (the "Company"), in connection with the proposed merger (the "Merger") of the Company with and into SI Merger Sub, Inc., a Texas corporation ("Sub") and wholly owned subsidiary of Safeway, Inc., a Delaware corporation ("Parent"). All capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement and Plan of Merger, dated as of July 22, 1999, among Parent, Sub and the Company (the "Merger Agreement"). This opinion is being delivered in connection with Parent's Registration Statement on Form S-4 relating to the proposed Merger pursuant to the Merger Agreement (the "Registration Statement") to which this opinion appears as an exhibit.

           In acting as counsel to the Company in connection with the Merger, we have, in preparing our opinion, as hereinafter set forth, participated in the preparation of the Merger

Agreement and the preparation and filing with the Securities and Exchange Commission of the Prospectus contained in the Registration Statement.

           You have requested that we render the opinion set forth below. In rendering such opinion, we have assumed with your consent that (i) the Merger will be effected in accordance with the Merger Agreement, (ii) the representations made by Parent, Sub and the Company in letters provided to us and Latham & Watkins, counsel to Parent, dated as of the date hereof are true, correct and complete, and will be true, correct and complete as of the Effective Time (as if made as of the Effective Time) and (iii) any representations made in such letters "to the best knowledge of" or similarly qualified are true, correct and complete without such qualification. We have also assumed that the representations and warranties contained in the Merger Agreement, and statements as to factual matters contained in the Registration Statement, are true, correct and complete as of the date hereof, and will be true, correct and complete as of the Effective Time, and that the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement. We have examined the documents referred to above and the originals, or duplicates or certified or conformed copies, of such records, documents, certificates or other instruments and made such other inquiries as in our judgment are necessary or appropriate to enable us to render the opinion set forth below. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

           If the Merger is effected on a factual basis different from that contemplated in the Merger Agreement and the Prospectus the opinion expressed herein may be inapplicable.

Our opinion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, administrative interpretations, and judicial precedents as of the date hereof. If there is any subsequent change in the applicable law or regulations, or if there are subsequently any new applicable administrative or judicial interpretations of the law or regulations, the opinion expressed herein may become inapplicable.

           Subject to the foregoing and to the qualifications and limitations set forth herein, and assuming that the Merger will be consummated in accordance with the Merger Agreement (and exhibits thereto) and the Texas Business Corporation Act and as described in the Prospectus, we are of the opinion that for federal income tax purposes the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code.

           We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Merger under any state, local or foreign law, or with respect to other areas of United States federal taxation. We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the federal law of the United States.

           We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the use of our name under the captions "The Merger--Material United States Federal Income Tax Consequences" and "Legal Counsel".

                                       Very truly yours,

                                       /s/ SIMPSON THACHER & BARTLETT